Exhibit 99.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Sub Surface Waste Management of Delaware, Inc. (the "Company") on Form 10-QSB for the quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce S. Beattie, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)The Report fully complies with the requirements of section13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)The information contained in the Report fairly presents, In all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by Sub Surface Waste Management of Delaware, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 14, 2007

/S/ Bruce S. Beattie
Bruce S. Beattie
Chief Executive Officer